[DESCRIPTION]   CALCULATION OF 1995 EARNINGS PER SHARE


                                                                 EXHIBIT 11.2


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                          CALCULATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)


                                                   Twenty-Six      Thirteen
                                                  Weeks Ending   Weeks Ending
                                                    July 1,         July 1,
                                                      1995           1995
                                                  ------------   ------------


Earnings available for earnings per share:

Net income                                        $     12,577   $      7,820
                                                  ============   ============






Average number of common shares outstanding             12,836         12,824
                                                  ============   ============






Earnings per share                                $       0.98   $       0.61
                                                  ============   ============
